SCHEDULE 14A
                               (Rule 14a-101)

                  INFORMATION REQUIRED IN PROXY STATEMENT

                          SCHEDULE 14A INFORMATION

        Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No. )

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                                               Commission Only (as permitted
                                               by Rule 14a-6(e)(2))
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                        Security Capital U.S. Realty
              (Name of Registrant as Specified In Its Charter)

                     ---------------------------------
   Name of Person(s) Filing Proxy Statement, If Other Than the Registrant)

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     (1)    Title of each class of securities to which transaction
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     (2)   Aggregate number of securities to which transaction applies:

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Set forth below is the text of a form of letter sent by Security Capital
U.S. Realty to certain shareholders on or about October 16, 2000.

                                Form Letter

Date

Name
Title
Address


Dear ______:


         On 26 September 2000, SC-U.S. Realty and Security Capital announced that they had agreed to combine the two companies. Investor and analyst reaction to the transaction has been positive.

         We strongly believe this transaction will result in significant shareholder value for both shareholder groups. Specifically, this transaction will have important benefits to SC-U.S. Realty shareholders, which include:

        o Ownership in a company which will have greater liquidity, an equity market capitalisation of over $3 billion and direct control of companies with a total market capitalisation $26.2 billion
        o SC-U.S. Realty's shareholders receive a premium to the company's stock price at market close on 25 September 2000, the day prior to the announcement, as well as increased net asset value (NAV) on an SCZ stock-equivalent basis
        o     Elimination of a tier of operating expenses embedded at SC-U.S.
              Realty
        o Financial flexibility for the combined company to aggressively repurchase its stock and increase shareholder value in the process

         Attached for your review is the preliminary prospectus filed with the United States Securities and Exchange Commission (SEC) on October 13, 2000.
I would appreciate it if you would call me with any questions.

                                            Sincerely,
                                            SC-U.S. Realty



                                            Laura L. Hamilton
                                            Vice President